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                                                                   Exhibit 21.01


                       ALLIANCE SEMICONDUCTOR CORPORATION
                           SUBSIDIARIES OF REGISTRANT


                                                                  Jurisdiction or State of
 Name of Subsidiary of Alliance Semiconductor Corporation                Incorporation
 --------------------------------------------------------         ------------------------
 Alliance Semiconductor Holding Company, LLC                               Delaware

 Alliance Semiconductor International Corporation                       Cayman Islands

 Alliance Semiconductor International Corporation                          Delaware

 Alliance Semiconductor (India) Private Limited                              India

 Alliance Semiconductor, South Africa, LLC                                 Delaware

 Alliance Venture Management, LLC                                         California

 Alliance Ventures I, LP                                                  California

 Alliance Ventures II, LP                                                 California

 Alliance Ventures III, LP                                                California

 Alliance Ventures IV, LP                                                 California

 Alliance Ventures V, LP                                                  California

 Dioptech, Inc.                                                            Delaware

 Nimbus Technology, Inc.                                                  California

 SiPackets, Inc.                                                          California

 Solar Venture Partners, LP                                               California